UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

X-RITE, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MICHIGAN	000-14800	38-1737300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 44th Street S.E. Grand Rapids, MI	49512
(Address of Principal Executive Office)	(Zip Code)

(616) 803-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Agreement

On August 20, 2008, X-Rite, Incorporated, a Michigan corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with OEPX, LLC, a newly formed Delaware limited liability company managed by One Equity Partners (the “Investor”), pursuant to which the Company agreed to issue and sell (the “Issuance”) to the Investor 28,571,429 shares (the “Shares”) of the common stock, par value $0.10 per share (the “Common Stock”) of the Company, at a price per share of $3.50, for an aggregate purchase price of approximately $100,000,000. If on the closing date of the sale of Shares to Investor (the “Closing Date”), the Company has received proceeds of at least $25,000,000 but less than the full amount receivable under the Institutional Investors Investment Agreement (defined below), the Company has the right (the “Option”) to require the Investor to purchase up to an additional 3,333,334 shares of Common Stock at a price per share equal to $3.00. The Shares are expected to represent approximately 37.34% of the Common Stock outstanding after giving effect to the sale of Common Stock to Investor and to Sagard (as defined below) and Tinicum (as defined below) before any exercise of the Option, and up to approximately 43% of the Common Stock if the Company exercises the Option in full.

Under the terms of the Investment Agreement, the Company will use the proceeds of the Issuance and the Institutional Issuance (defined below) to (i) partially repay indebtedness under the Credit Agreements (defined below), (ii) settle amounts payable by the Company pursuant to certain interest rate swap agreements between the Company and Goldman Sachs Capital Markets, L.P. that have previously been terminated, (iii) repay amounts outstanding under the Mortgage and Security Agreement, dated as of June 30, 2006, by and between the Company and Fifth Third Bank (“Fifth Third”), as amended, and (iv) pay fees and expenses in connection with the proposed transactions. The Company will use any remaining proceeds for general corporate purposes.

The Investment Agreement contains customary representations, warranties and covenants. The parties’ representations and warranties will expire on the Closing Date. The Investment Agreement also contains customary closing conditions, including, but not limited to obtaining shareholder approval and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Company has agreed, among other things, (i) not to solicit or encourage alternative transactions or, subject to certain exceptions, enter into discussions concerning, provide confidential information in connection with or approve or recommend, any alternative transaction, (ii) as promptly as practicable, to prepare appropriate proxy materials, submit such materials to the Company’s shareholders and hold a special shareholders’ meeting for the purpose of obtaining shareholder approval of the transactions contemplated by the Investment Agreement, (iii) subject to certain exceptions, that its board of directors will recommend that the Company’s shareholders vote in favor of the transactions contemplated by the Investment Agreement at such shareholders’ meeting, and (iv) subject to certain exceptions, to operate its business in the ordinary course and not to undertake certain actions between the execution of the Investment Agreement and the closing of the transactions contemplated thereby. In addition, the Company has granted the Investor preemptive rights in connection with sales by the Company of its Common Stock, or securities convertible, exchangeable or exercisable for Common Stock, subject to certain exceptions.

The Investor has agreed, among other things, (i) subject to certain exceptions, not to take certain actions from and after the Closing Date, including, but not limited, to acquiring or offering to acquire our securities or substantially all of our assets and (ii) subject to certain exceptions, not to transfer any Shares for twelve months following the Closing Date, except as otherwise permitted in the Investment Agreement.

Under the terms of the Investment Agreement, the Investor is entitled to designate three individuals (the “Investor Directors”) for appointment or election to the Board effective as of the Closing Date. The Investor shall retain the right to designate or nominate three directors of the Board for so long as the Investor owns at least 30% of the outstanding Common Stock, two members of the Board for so long as the Investor owns at least 20% but less than 30% of the outstanding Common Stock and one member of the Board for so long as the Investor owns at least 10% but less than 20% of the outstanding Common Stock. The Investor Directors are entitled to serve on each committee of the Board, and will be subject to the “independence” requirements under applicable law and NASDAQ rules, if any, in respect to service on each such committee.

From the date of the Investment Agreement until the expiration of certain time periods or until the Investor owns less than certain specified amounts of Common Stock, the Investor’s consent is required for, among other things, (i) acquisitions of assets in any fiscal year in excess of $25,000,000, (ii) certain sales of equity in any fiscal year greater than $25,000,000, (iii) the entry into a new line of business, (iv) subject to certain exceptions, entry into any transaction with, or amendment or modification of, any transactions or agreements with certain affiliates of the Company, (v) amendment of the Company’s restated articles of incorporation or amended or restated bylaws in a manner that is adverse to, and/or that treats the Investor differently from other holders of Common Stock and (vi) increases in the size of the Board to more than nine members (the rights requiring the consent of the Investor described to this paragraph are hereinafter referred to as “Investor Consent Rights”).

On the Closing Date, the Company will pay the Investor a transaction fee of $2,000,000 and, if the Company exercises all or a part of its Option, an additional fee of $500,000. The Investment Agreement contains certain termination rights for both the Company and the Investor, certain of which require the Company to pay the Investor a fee of up to $3,000,000.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Institutional Investors Investment Agreement

On August 20, 2008, the Company, entered into an Investment Agreement (the “Institutional Investors Investment Agreement”) with Sagard Capital Partners, L.P. (“Sagard”), and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund and Tinicum Capital Partners II Executive Fund (collectively, “Tinicum” and together with Sagard, the “Institutional Investors”) pursuant to which the Company agreed to issue and sell (the “Institutional Issuance”) 9,076,667 shares of Common Stock to Sagard and 9,256,667 shares of Common Stock to Tinicum for a total amount of 18,334,334 shares (the “Institutional Shares”) of Common Stock, at a price per share of $3.00, for an aggregate purchase price of approximately $55,000,000. Sagard will own approximately 15.43% and Tinicum will own approximately 13.43% of the Common Stock following the Issuance and the Institutional Issuance (taking into account the shares of Common Stock currently owned by Sagard and Tinicum).

Except as described in this section, the Institutional Investors Investment Agreement has substantially similar terms as the Investment Agreement with each Institutional Investor having similar rights and obligations as the Investor under the Investment Agreement. The Institutional Investors Investment Agreement provides that for so long as Sagard beneficially owns at least 10% of the outstanding Common Stock, Sagard will be entitled, from and after the Closing Date, to designate or nominate for appointment or election to the Board one director who shall meet the “independence” requirements under applicable law and the NASDAQ Rules. The Sagard designee is entitled to serve on each committee of the Board, subject to applicable “independence” requirements, if any, in respect to service on such committee. Pursuant to the terms of the Institutional Investors Investment Agreement, Tinicum may designate one person to attend meetings of the Board and the Compensation Committee, in each case, as a non-voting observer for so long as Tinicum beneficially owns 10% or more of the outstanding Common Stock.

Under the terms of the Institutional Investors Investment Agreement, none of the Institutional Investors will have any Investor Consent Rights.

The Investment Agreement contains certain termination rights for both the Company and the Investor. The Institutional Investors have no rights to receive any termination fee under the Institutional Investors Investment Agreement. On the Closing Date, the Company will pay Sagard a transaction fee of $180,000.

Sagard has agreed to vote the shares of Common Stock it currently owns and/or controls, and shares of Common Stock it acquires in the future in favor of the sale of equity to the Investor, Sagard and Tinicum at any special shareholders’ meeting called for the purpose of approving the transactions contemplated by the Investment Agreement and Institutional Investors Investment Agreement.

Simultaneously with the consummation of the Issuance, the Company, the Investor and the Institutional Investors have agreed to enter into a customary registration rights agreement.

The foregoing description of the Institutional Investors Investment Agreement does not purport to be complete and is qualified in its entirety by reference the Institutional Investors Investment Agreement, which is filed as an Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forbearance Agreements

On August 20, 2008, the Company entered into (i) a Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the First Lien Credit and Guaranty Agreement (the “First Lien Forbearance Agreement”), dated as of October 24, 2007 (the “First Lien Credit Agreement”), among the Company, certain of the Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto (the “First Lien Lenders”) and Fifth Third, as administrative agent and collateral agent for the First Lien Lenders and (ii) a Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the Second Lien Credit and Guaranty Agreement (the “Second Lien Forbearance Agreement” and together with the First Lien Forbearance Agreement, the “Forbearance Agreements”), dated as of October 24, 2007 (the “Second Lien Credit Agreement”, together with the First Lien Credit Agreement, the “Credit Agreements”), among the Company, certain of the Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto (the “Second Lien Lenders”, together with the First Lien Lenders, the “Lenders”) and The Bank of New York Mellon (f/k/a The Bank of New York) (the “Bank of New York”), as administrative agent and collateral agent for the Second Lien Lenders.

Under the Forbearance Agreements the Lenders, Fifth Third and Bank of New York agreed to forbear, effective upon the execution of the Forbearance Agreements, from exercising remedies available to them as a result of certain events of default under the Credit Agreements for so long as no Termination Event has occurred. A “Termination Event” shall occur on the earliest of (i) January 1, 2009, (ii) the termination of the Investment Agreement and (iii) the occurrence of an event or events, since

December 30, 2007, that would have a Material Adverse Effect (as defined in the Investment Agreement) except as was Previously Disclosed (as defined in the Investment Agreement). The Forbearance Agreements also include a waiver of the existing events of default under the Credit Agreements and certain amendments to the Credit Agreements, including amendments to certain definitions, the mandatory prepayment provisions and certain affirmative, negative and financial covenants. The conditions precedent for the effectiveness of the waiver and amendments (the date all such conditions precedent are fulfilled, the “Amendment Effective Date”) include, among other things, the non-occurrence of a Termination Event, the Company representing that its consolidated adjusted EBITDA for the fiscal quarter ending closest to June 30, 2008 is no less than $15,000,000, and the completion of the transactions contemplated in the Investment Agreement.

The definition of “Applicable Margin” under the Credit Agreements will be amended pursuant to the Forbearance Agreements. The First Lien Forbearance Agreement provides that as of the Amendment Effective Date through and including the date that is five days after the date on which financial statements are delivered to Fifth Third for the fiscal quarter ending closest to March 31, 2009, the applicable margin under the First Lien Forbearance Agreement shall be, with respect to any loans that are Eurodollar loans, 5.00% per annum, and with respect to any loans that are base rate loans, 4.00% per annum. Thereafter, the applicable margin under the First Lien Credit Agreement shall be subject to the following pricing grid based on the Leverage Ratio:

Leverage Ratio	Base Rate Loans	Eurodollar Loans
≥4.00x	4.00%	5.00%
≥3.50x and < 4.00x	3.50%	4.50%
≥3.00x and < 3.50x	3.00%	4.00%
< 3.00x	2.50%	3.50%

The Second Lien Forbearance Agreement provides that from July 1, 2008 until the Amendment Effective Date, the applicable margin shall be, with respect to any loans that are Eurodollar loans, 9.50% per annum and, with respect to loans that are base rate loans, 8.50% per annum. On and after the Amendment Effective Date, the applicable margin under the Second Lien Credit Agreement shall be, with respect to any loans that are Eurodollar loans, 11.375% per annum (of which up to 2.50% per annum may, at the option of the Company, be paid by capitalizing and adding such amount to the unpaid principal amount of Second Lien Credit Agreement loans) and with respect to any loans that are base rate loans, 10.375% per annum (of which up to 2.50% per annum may, at the option of the Company, be paid by capitalizing and adding such amount to the unpaid principal amount of Second Lien Credit Agreement loans).

The Forbearance Agreements also permit the Company, so long as it has satisfied the conditions to borrowing set forth in the First Lien Credit Agreement, to draw up to an additional $10,000,000 under the First Lien Credit Agreement revolving facility, of which (a) up to $2,000,000 shall be available at any time, (b) an additional $3,000,000 shall be available for fees and expenses in connection with the transactions contemplated by the Investment Agreement, the Forbearance Agreements and, in each case, related transactions, and (c) the remaining $5,000,000 shall be available to the extent an equal amount of cash is held by certain foreign subsidiaries. The Forbearance Agreements also permit the Company to sell certain life insurance policies (the “Insurance Policies”) so long as the net asset sale proceeds from the sale of the Insurance Policies are used to repay outstanding loans under the First Lien Credit Agreement term loan facility. The Company is permitted to retain $7,500,000 of the net asset sale proceeds of the Insurance Policies, but until the Amendment Effective Date such proceeds are required to be kept in a segregated account and subject to security interests granted in favor of Fifth Third and the Bank of New York for the benefit of the Lenders.

On August 20, 2008, the Company entered into a Letter Agreement (the “Letter Agreement”) with Goldman Sachs Capital Markets, L.P. (“Goldman”) whereby Goldman agreed not to take any action to collect or otherwise enforce its rights in respect of the sum of $12,081,000 and accrued interest due in connection with the ISDA Master Agreement, dated as of August 15, 2006, between Goldman and the Company, together with such other amounts as Goldman may be entitled to claim from the Company in connection with the termination of such ISDA Master Agreement. Such forbearance will continue until the earliest of: (i) Fifth Third, as administrative agent under the First Lien Credit Agreement, being entitled to terminate its forbearance under the First Lien Forbearance Agreement, (ii) any amendment, modification, waiver or breach of the First Lien Forbearance Agreement or the First Lien Credit Agreement with respect to the Company’s payment obligations to Goldman, (iii) the Company’s failure to pay its obligations to Goldman on the Amendment Effective Date and (iv) January 1, 2009.

On August 20, 2008, the Company entered into a Consent, Reaffirmation and First Amendment to Intercreditor Agreement with Fifth Third as collateral agent for the First Lien Lenders and the Bank of New York as collateral agent for the Second Lien Lenders whereby the parties agreed to amend certain definitions in the Intercreditor Agreement, dated as of October 24, 2007 (the “Intercreditor Agreement”), between Fifth Third, the Bank of New York and the Company, and to consent to the execution of the Forbearance Agreements and reaffirm the rights and remedies that each of Fifth Third and The Bank of New York has as collateral agents under the Intercreditor Agreement.

Under the Forbearance Agreements, the Company agreed to pay the following fees to the Lenders executing the Forbearance Agreements: (i) 0.75% on the portion of each such First Lien Lender’s share of outstanding term loans under the First Lien Credit Agreement, with 0.50% payable up front and 0.25% payable on the Amendment Effective Date to each First Lien Lender that consents to the amendments to the First Lien Credit Agreement (based on the outstanding First Lien Credit Agreement term loans after giving effect to the prepayment of debt with the proceeds from the Investment Agreement and the Institutional Investors Investment Agreement and the sale of the Insurance Policies), (ii) 1.00% on the portion of each such First Lien Lender’s share of outstanding revolving commitments under the First Lien Credit Agreement, with 0.50% payable up front (based on outstanding Revolving Commitments as of such date) and 0.50% payable on the Amendment Effective Date (based on the outstanding Revolving Commitments), (iii) 1.00% on the portion of each such Second Lien Lender’s share of loans under the Second Lien Credit Agreement, with 0.50% payable up front and 0.50% payable on the Closing Date (based on the outstanding loans after giving effect to the prepayment of debt with the proceeds from the Investment Agreement and the Institutional Investors Investment Agreement).

The foregoing descriptions of the Forbearance Agreements, the Letter Agreement and the amendment to the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the complete agreements, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Promissory Note Amendment

On August 25, 2008, the Company entered into the sixth amendment (the “Promissory Note Amendment”) to its promissory note (the “Promissory Note”) dated June 30, 2006 issued to Fifth Third to extend the maturity of the Promissory Note from August 30, 2008 until October 24, 2012, and to increase the per annum interest rate from a floating rate of LIBOR rate plus 2.5% to LIBOR rate plus 4%.

The Promissory Note was originally issued to Fifth Third on June 30, 2006 pursuant to the Mortgage and Security Agreement, dated as of June 30, 2006, by and between the Company and Fifth Third. The outstanding principal balance on the Promissory Note as of August 25, 2008 was $8,680,000. The Promissory Note is secured by a mortgage on the Company’s former headquarters and manufacturing facility located in Grandville, Michigan (the “Mortgaged Premises”).

Under the terms of the Promissory Note Amendment: (i) the Company is required to reduce the outstanding principal balance of the Promissory Note to not more than $5,180,000 on or before December 31, 2008, and to repay the remaining principal amount thereafter in equal quarterly installments, on the 1st day of each January, April, July and October commencing on October 1, 2009, (ii) the definition of Event of Default is expanded to include the occurrence of an Event of Default under the First Lien Credit Agreement, and (iii) the Company is required to obtain the Lenders’ consent prior to any demolition of improvements on the Mortgaged Premises.

The foregoing description of the Promissory Note Amendment does not purport to be complete and is qualified in its entirety by reference to the Promissory Note Amendment, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference.

Rights Plan Amendment

In connection with the execution of the Investment Agreement and the Institutional Investors Investment Agreement, on August 20, 2008, the Company entered into Amendment No. 1 (the “Amendment”) to the Shareholder Protection Rights Agreement, dated as of March 29, 2002, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (the “Rights Agreement”), for the purpose of amending the Rights Agreement to render it inapplicable to the transactions contemplated by the Investment Agreement and the Institutional Investors Investment Agreement and the transactions contemplated thereby. In particular, the Amendment provides that neither Investor and its affiliates nor Sagard and its affiliates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) and no distribution of rights will occur solely by virtue of the approval, execution, delivery, adoption or performance of the Investment Agreement or the Institutional Investors Investment Agreement or the consummation thereof or any other transactions contemplated thereby.

A copy of the Amendment is incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on August 20, 2008. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading “Forbearance Agreements” in “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 3.02.

The Issuance and Institutional Issuance are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. Each of the Investor and the Institutional Investors has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Shares and Institutional Shares, as the case may be, are being acquired for investment. The Company has not engaged in a general solicitation or advertising with regard to the Issuance or Institutional Issuance and has not offered securities to the public in connection with the Issuance or the Institutional Issuance.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2008, the Board approved the Second Amended and Restated Bylaws of the Company (as amended and restated, the “Amended Bylaws”), effective immediately. The Amended Bylaws modify Article II, Section 8 of the Bylaws in its entirety to instead provide:

SECTION 8. CONTROL SHARE ACQUISITIONS. Chapter 7B of the Michigan Business Corporation Act (the “Stacey, Bennett, and Randall Shareholder Equity Act”) does not apply to control share acquisitions of shares of the Corporation.

A copy of the Company’s amended and restated bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws.

Item 8.01	Other Events

On August 20, 2008, the Company issued a press release announcing, among other things, that it had entered into the Investment Agreement, the Institutional Investors Investment Agreement, the Forbearance Agreements, the Letter Agreement and the Intercreditor Agreement. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits
3.2	Second Amended and Restated Bylaws of X-Rite, Incorporated

4.1	Amendment No. 1, dated as of August 20, 2008, to Shareholder Protection Rights Agreement, between X-Rite, Incorporated and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), dated as of March 29, 2002 (incorporated by reference to Exhibit 4.1 of the Form 8-A/A filed by X-Rite, Incorporated on August 20, 2008.

10.1	Investment Agreement, dated as of August 20, 2008, between X-Rite, Incorporated and OEPX, LLC

10.2	Investment Agreement dated as of August 20, 2008 between X-Rite, Incorporated, Sagard Capital Partners, L.P., Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund and Tinicum Capital Partners II Executive Fund

10.3	Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the First Lien Credit and Guaranty Agreement, dated as of October 24, 2007, among the X-Rite, Incorporated, certain Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto and Fifth Third Bank, as administrative agent and collateral agent for the First Lien Lenders

10.4	Forbearance Agreement and Consent, Waiver and Amendment No. 1 related to the Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007, among X-Rite, Incorporated, certain Company’s subsidiaries as guarantors, certain financial institutions from time to time party thereto and The Bank of New York Mellon, as administrative agent and collateral agent for the Second Lien Lenders

10.5	Letter Agreement between X-Rite, Incorporated and Goldman Sachs Capital Markets, L.P.

10.6	Consent, Reaffirmation and First Amendment to Intercreditor Agreement with Fifth Third Bank and the Bank of New York Mellon

10.7	Sixth Amendment, dated as of August 25, 2008, to X-Rite, Incorporated Promissory Note, dated as of June 30, 2006, by and between X-Rite, Incorporated and Fifth Third Bank, as amended

99.1	Press Release issued by the Company on August 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

X-RITE, INCORPORATED

Date: August 25, 2008

	By:	/s/ David A. Rawden
	Name:	David A. Rawden
	Title:	Chief Financial Officer